UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
December 14, 2010
(Date of Report — date of earliest event reported)
BROOKFIELD HOMES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-31524 (Commission File Number)	37-1446709 (I.R.S. Employer Identification No.)

8500 Executive Park Avenue Suite 300 Fairfax, Virginia (Address of Principal Executive Offices)	22031 (Zip Code)
(703) 270-1700
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On or about December 13, 2010, Plymouth County Retirement Association, on behalf of itself and other similarly situated parties, filed an action in Delaware Chancery Court alleging breach of fiduciary duties in connection with the proposed business combination (the “merger”) of Brookfield Homes Corporation (“Brookfield Homes”) and the residential and land division of Brookfield Properties Corporation (“Brookfield Properties”). The complaint names Brookfield Homes, Brookfield Asset Management Inc., Brookfield Properties, Brookfield Residential Acquisition Corporation, and each member of the Board of Directors of Brookfield Homes, as defendants. The complaint asserts a claim against all defendants for alleged breaches of their purported fiduciary duties in connection with the merger. The complaint also asserts a claim against Brookfield Properties for aiding and abetting the alleged breaches. In addition to requesting that the case proceed as a class action, the complaint seeks to enjoin consummation of the merger as well as an award of unspecified damages and attorney’s fees.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 17, 2010

BROOKFIELD HOMES CORPORATION
By:	/s/ Craig J. Laurie
Craig J. Laurie
Chief Financial Officer

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